Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Announces Review of Strategic Alternatives

SAN DIEGO, October 3, 2022-- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease, announced today that following the recently announced halting of the Company’s Phase 2/3 clinical trial examining the effects of Tempol in high risk subjects with early COVID-19 infection, it has initiated a process to explore a range of strategic and financing alternatives focused on maximizing stockholder value. Potential alternatives that may be explored or evaluated include a partnership or sale of one or both of the Company’s commercial products SYMJEPI® and ZIMHI®, a merger, sale, or reverse merger of the Company, and/or seeking additional financing.

As part of this process, the Company has engaged the investment bank Raymond James & Associates, Inc. to act as strategic advisor to assist the Company in evaluating certain alternatives. There can be no assurance that this strategic review process will result in the Company pursuing any transaction or that any transaction, if pursued, will be completed. The Company has not established a schedule for completion of this strategic review process, nor has it made any definitive decisions at this time related to strategic alternative transactions. If the Company is unable to complete a transaction, it may be required to seek bankruptcy protection or other alternatives for restructuring and resolving its liabilities. The Company does not expect to disclose or provide an update concerning developments related to this process until the Company enters in definitive agreements or arrangements with respect to a transaction or otherwise determines that other disclosure is necessary or appropriate. The Company is also reviewing and intends to pursue expense reduction alternatives and measures which may include, without limitation, employee headcount reductions and reduction or discontinuation of certain product development programs.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. The Company’s SYMJEPI® (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis. The Company’s ZIMHI® (naloxone) Injection product is approved for the treatment of opioid overdose. Tempol, in development for the treatment of patients with COVID-19, was the subject of a Phase 2/3 clinical trial which has been halted. For additional information about Adamis Pharmaceuticals, please visit our website and follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: the Company’s review and evaluation of potential strategic alternatives and their impact on stockholder value; the process by which the Company engages in evaluation of strategic alternatives; the Company’s ability to raise capital; the Company’s ability to identify potential buyers or partners for one or both the Company’s commercial products; the Company’s ability to identify potential merger or acquisition partners; the Company’s ability to raise capital to continue as a going concern; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all; the impact of any strategic transaction on the Company. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to: our ability to raise capital; the results of our strategic review process; our cash flow, cash burn, expenses, obligations and liabilities; the interest of third parties in entering into a merger, reverse merger, or other strategic transaction with the Company or in purchasing one or more of our commercial products; any impact of this evaluation process on the sale of the Company’s commercial products; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we are or may become subject to; and other important factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). If we do not obtain required additional equity or debt funding, our cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations or satisfy out liabilities, we could be required to seek bankruptcy protection or other alternatives to attempt to resolve our obligations and liabilities that could result in our stockholders losing some or all of their investment in us. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s website at http://www.sec.gov.

Contacts

Adamis Investor Relations

Robert Uhl

Managing Director

ICR Westwicke

619.228.5886

robert.uhl@westwicke.com